As filed with the Securities and Exchange Commission on April 16, 2004.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Marathon Capital Finance Corporation

(Exact name of registrant as specified in its charter)

Maryland	11-3716627

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 10th Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

Not yet assigned.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

     A description of the common stock, $0.001 par value per share, of Marathon Capital Finance Corporation (the “Registrant”) to be registered hereunder is contained under the caption “Description of Securities” in the Prospectus constituting a part of the Registration Statement on Form N-2 filed by the Registrant with the Securities and Exchange Commission on April 16, 2004.

Item 2.	Exhibits

     The following exhibit to this Registration Statement has been filed by the Registrant with the Securities and Exchange Commission on April 16, 2004, and are hereby incorporated herein by reference:

1.	Registration Statement on Form N-2, filed on April 16, 2004, as amended from time to time.

2	Articles of Incorporation of the Registrant (Exhibit a. to the Registration Statement on Form N-2, filed on April 16, 2004).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 16, 2004

MARATHON CAPITAL FINANCE CORPORATION

By:	/s/ Bruce J. Richards Bruce J. Richards Chief Executive Officer